CONTRIBUTION AGREEMENT

This Contribution Agreement is made by and between SHAREDLABS, INC., a Delaware corporation (“SharedLabs”), and KISHORE KHANDAVALLI (the “Rollover Stockholder”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Stock Purchase Agreement (as defined below).

Background

1. The execution and delivery of this Agreement by SharedLabs and the Rollover Stockholder is related to the acquisition of iTech US, Inc., a Virginia corporation (the “Company”), and its subsidiaries pursuant to that certain Stock Purchase Agreement, dated of even date herewith (the “Stock Purchase Agreement”), by and between SharedLabs, Inc. and the Rollover Stockholder.

2. Subject to the terms and conditions of this Agreement and the Stock Purchase Agreement, simultaneously with the Closing, (i) the Rollover Stockholder desires to contribute, transfer and assign to SharedLabs all of its right, title and interest in and to 5,000 shares of the Common Stock of the Company, (the “Contributed Shares” and such contribution, transfer and assignment, the “Contribution”) in exchange for 241,718 shares (the “Rollover Shares”) of common stock of SharedLabs (the “SharedLabs Common Stock”), and (ii) SharedLabs desires to accept the Contributed Shares from the Rollover Stockholder and issue the Rollover Shares to the Rollover Stockholder; and

3. It is intended that: (a) the prior issuance of 1,152,912 shares of common stock of Sharedlabs in connection with the acquisition NVISH Solutions, Inc.; and (b) the contemporaneous subscriptions for and contributions in exchange for SharedLabs Common Stock in amounts consistent with the capitalization table set forth on Schedule 2.1(b) (the “Capitalization Table”), be treated as integrated transactions and together as transfers described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”) and any comparable provision of state or local law. The issuance of the shares of common stock of SharedLabs are all part of a single financing transaction and issuance of the Rollover Shares is conditioned on the completion of all other elements of the transaction, including issuance of shares of SharedLabs to other parties as contemplated by the Capitalization Table.

N O W , T H E R E F O R E ,

In consideration of the foregoing and the premises, and of the representations, warranties, mutual covenants and agreements herein set forth, the parties hereby agree as follows:

Article 1

Contribution and Subscription

Section 1.1. Contribution and Subscription. Upon the terms and subject to the conditions set forth herein and immediately prior to the effective time of the Contribution Closing, the Rollover Stockholder shall effect the Contribution in exchange for the Rollover Shares. The Rollover Stockholder agrees to subscribe for, and SharedLabs agrees to issue to the Rollover Stockholder, the Rollover Shares in exchange for the Contribution. SharedLabs agrees to issue the Rollover Shares to the Rollover Stockholder simultaneously with the Contribution and treat the Contribution and issuance of the Rollover Shares as an exchange transaction subject to Section 351 of the Code, including without limitation by including the statement required under Section 1.351-3(b) of the Treasury Regulations in its 2017 federal income tax return.

Section 1.2. Contribution Closing. The closing of the Contribution and issuance of the Rollover Shares (the “Contribution Closing”) shall occur simultaneously with the Closing under the Stock Purchase Agreement.

Article 2
Representations and Warranties

Section 2.1. Representations and Warranties of SharedLabs. SharedLabs hereby represents and warrants to the Rollover Stockholder that:

(a)	SharedLabs is a corporation duly organized, existing and in good standing, under the laws of the State of Delaware.

(b)	SharedLabs has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by SharedLabs and constitutes SharedLabs’ valid and binding agreement enforceable against SharedLabs in accordance with its terms.

(c)	Upon consummation of transactions contemplated by this Agreement, the Rollover Shares will be duly authorized, validly issued, fully paid and nonassessable and will be free of all preemptive rights and any other liens, claims, charges or other encumbrances other than restrictions under applicable federal and state securities laws.

(d)	The execution, delivery and performance of this Agreement by SharedLabs does not and will not: (i) require it to obtain any consents, registrations, approvals, permits or authorizations from or to deliver any notice or make any report or other filing with any domestic or foreign governmental or regulatory authority, agency, commission body, court or other legislative, executive or judiciary government entity (except such as may have previously been obtained or is permitted to be, and will be, filed or made promptly following the date hereof) (collectively, “Governmental Entities”) or (ii) constitute or result in a breach or violation of, or a default under, or result in the creation of a lien or encumbrance on any of its properties pursuant to (A) any bond, debenture, note or other evidence of indebtedness of it or any indenture or other material agreement to which it is a party or by which he, she or it is bound or to which any of its property may be subject, (B) any federal, state, local, municipal, or foreign law, ordinance, principle of common law, code, regulation (collectively, “Laws”) affecting SharedLabs, or (C) the organizational documents of SharedLabs.

(e)	At the Contribution Closing, SharedLabs will have an adequate amount of authorized shares of SharedLabs Common Stock to effect the issuance of the Rollover Shares in accordance with this Agreement. At the Contribution Closing, all outstanding shares of SharedLabs Common Stock will be duly authorized, validly issued, fully paid and nonassessable, will be issued in compliance with applicable securities laws or exemptions therefrom and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or any similar right under any provision of applicable Law, the organizational documents of SharedLabs or any contract with which SharedLabs is otherwise bound other than restrictions under the Stockholders Agreement. All of the shares of SharedLabs Common Stock, including the Rollover Shares, issued at the Contribution Closing will be issued at the same price per share and will be the same class and have the same terms.

(f)	The authorized and outstanding capital stock of SharedLabs on a fully diluted basis as of the Closing Date is set forth on Schedule 2.1(f). Except as set forth on Schedule 2.1(f), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of SharedLabs or any of its subsidiaries.
(g)	The Articles of Incorporation and Bylaws of SharedLabs as in effect on the date hereof are attached as Schedule 2.1(g). There are no other agreements among SharedLabs and its other stockholders that would materially affect the governance of SharedLabs or are otherwise material to a decision by the Rollover Stockholder to invest in SharedLabs except as set forth on Schedule 2.1(g).

(h)	There is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by, before or against any Governmental Entity or any other person, pending, or, to the knowledge of SharedLabs, threatened, against or affecting SharedLabs, or any of their respective properties, assets or rights, which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of SharedLabs, there is no valid basis for any such action, proceeding or investigation. SharedLabs is not subject to any order that materially restricts the operation of the business of SharedLabs or any of its subsidiaries (the “Business”) or which has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect.

(i) Taxes.

(i)	Each of SharedLabs and its subsidiaries has timely filed or caused to be filed with the appropriate taxing authorities all material returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and informational tax returns) for Taxes (each a “Return”) that are required to be filed by or with respect to the business of SharedLabs on or prior to the Closing Date (taking into account any applicable extension of time within which to file). The Returns are true, correct and complete in all material respects. All material Taxes and material Tax liabilities of SharedLabs’ business that are due and payable on or prior to the Closing Date have been timely paid in full. As used herein, “Taxes” means all taxes, assessments, charges, duties, fees, levies or other governmental charges including all United States federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, sales, use, value added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest.

(ii)	Except as set forth on Schedule 2.1(i), neither SharedLabs nor any of its subsidiaries is currently the subject of an audit or other examination of Taxes that was directed to or a material element of which relates to the Business by the Tax authorities of any nation, state or locality within North America (and no such audit is pending or, to the Knowledge of the Company, contemplated) nor has SharedLabs or any of its subsidiaries received any written notices from any Tax authority that such an audit or examination is pending or relating to any issue which would reasonably be expected to affect the Tax liability of the Business.

(iii)	Immediately prior to the Contribution Closing, neither SharedLabs nor its subsidiaries will have incurred any material Taxes or liability for Taxes.

(j)	SharedLabs and its subsidiaries are not currently conducting, and at all times since December 7, 2016, have not conducted, the Business in material violation of any Law or any order, injunction, judgment, ruling, assessment or arbitration award of any Governmental Entity or arbitrator applicable to the Business. Neither SharedLabs nor any of its affiliates has received any notice that any violation of the foregoing is being or may be alleged. As of the Contribution Closing, SharedLabs and its subsidiaries will possess all material federal, state, local and foreign permits, approvals, licenses, authorizations, certificates, rights, exemptions and orders from Governmental Entities that are required as of such date for the operation of the Business as presently conducted, or that are necessary for the lawful ownership of the properties and assets of SharedLabs and its subsidiaries.

(k)	The statements set forth under Background regarding the capitalization and financing of SharedLabs are true and correct in all respects.

(l)	No representation or warranty or other statement made by SharedLabs in this Agreement, the Schedules attached hereto, the Stock Purchase Agreement or in any other document provided to the Rollover Stockholder in connection with his investment in SharedLabs (including without limitation all valuation materials) or otherwise made by SharedLabs or its representatives in connection therewith contains any untrue statement or omits to state a material fact necessary to make any of statement made, in light of the circumstances in which it was made, not misleading.

Section 2.2. Representations and Warranties of the Rollover Stockholder. The Rollover Stockholder hereby represents and warrants to SharedLabs that:

(a)	The Rollover Stockholder has all requisite power and authority and has taken all action necessary in order to execute, deliver and perform the Rollover Stockholder’s obligations under this Agreement. This Agreement has been duly executed and delivered by the Rollover Stockholder and constitutes a valid and binding agreement of the Rollover Stockholder enforceable against the Rollover Stockholder in accordance with its terms.

(b)	The Rollover Stockholder is the sole record and beneficial owner of the Contributed Shares free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (collectively, “Liens”). Upon consummation of the contribution of the Contributed Shares by the Rollover Stockholder as provided in this Agreement, SharedLabs will acquire title to such Contributed Shares free and clear of all Liens, in each case, subject to the terms of the Stock Purchase Agreement.

(c)	The execution, delivery and performance of this Agreement by the Rollover Stockholder does not and will not (i) require the Rollover Stockholder to obtain any consents, registrations, approvals, permits or authorizations from any domestic or foreign governmental or regulatory authority, agency, commission body, court or other legislative, executive or judiciary government entity or (ii) constitute or result in a breach or violation of, or a default under, or result in the creation of a Lien on any of the Rollover Stockholder’s property (including the Contributed Shares) pursuant to (A) any bond, debenture, note or other evidence of indebtedness of the Rollover Stockholder or any indenture or other material agreement to which the Rollover Stockholder is a party or by which the Rollover Stockholder is bound or to which any of the Rollover Stockholder’s property (including the Contributed Shares) may be subject, (B) any Law affecting the Rollover Stockholder or (C) if the Rollover Stockholder is not an individual, the organizational documents of the Rollover Stockholder.

(d)	The Rollover Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which conflicts with any provision of this Agreement, and the Rollover Stockholder shall not grant any proxy or become party to any voting trust or other agreement which conflicts with any provision of this Agreement.

(e)	The Rollover Stockholder is acquiring the Rollover Shares for the Rollover Stockholder’s account, for investment and not with a view to the sale or distribution thereof, nor with any present intention of distributing or selling the same. The Rollover Stockholder acknowledges that (i) the Rollover Shares have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, consequently, the materials relating to the offer have not been subject to review and comment by the staff of the Securities and Exchange Commission (the “SEC”) or any other governmental authority, (ii) there is not now and there may never be any public market for the Rollover Shares and (iii) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any Rollover Shares.

(f)	The Rollover Stockholder’s knowledge and experience in financial and business matters is such that it is capable of evaluating the merits and risk of the investment in the Rollover Shares. The Rollover Stockholder has carefully reviewed the terms and provisions of this Agreement, and has evaluated the restrictions and obligations contained herein and therein. In furtherance of the foregoing, the Rollover Stockholder represents and warrants that (i) the Rollover Stockholder has relied upon his own independent appraisal and investigation, and the advice of the Rollover Stockholder’s own counsel, tax advisors and other advisors, regarding the risks of an investment in SharedLabs and (ii) the Rollover Stockholder will continue to bear sole responsibility for making his, her or its own independent evaluation and monitoring of the risks of his, her or its investment in SharedLabs.

(g)	The Rollover Stockholder’s financial situation is such that the Rollover Stockholder can afford to bear the economic risk of holding the Rollover Shares for an indefinite period and the Rollover Stockholder can afford to suffer the complete loss of the Rollover Stockholder’s investment in the Rollover Shares.

(h)	The Rollover Stockholder is not subscribing for the Rollover Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspapers, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person or entity not previously known to Rollover Stockholder in connection with investments in securities generally.

(i)	The Rollover Stockholder hereby represents and warrants that the Rollover Stockholder is described in one or both of the following paragraphs:

(i)	The Rollover Stockholder is a natural person whose individual net worth, or joint net worth with his spouse, exceeds $1,000,000 at the time of the Contribution Closing.

(ii)	The Rollover Stockholder is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of the two most recent years, and who has a reasonable expectation of reaching the same income level in the current year.

Article 3
Covenants

Section 3.1. Covenants of the Rollover Stockholder

(a)	The Rollover Stockholder hereby agrees to be bound by the provisions of the Stock Purchase Agreement, to the extent applicable to him, and to perform all his, hers or its obligations thereunder with respect to the Contributed Shares.

(b)	Except as set forth in the Stock Purchase Agreement and the Value Assurances Agreement (as defined below), the Rollover Stockholder hereby acknowledges and agrees that, in exchange for the contribution of the Contributed Shares, he, she or it is only entitled to receive the Rollover Shares; provided, however, for the avoidance of doubt, the foregoing shall not limit or otherwise effect the Rollover Stockholder’s rights to receive proceeds or other distributions in accordance with the terms and conditions of the Stock Purchase Agreement. Subject to the Value Assurances Agreement, the issuance of the Rollover Shares to the Rollover Stockholder will completely discharge any obligations of SharedLabs and its affiliates with respect to the Contributed Shares.

(c)	The Rollover Stockholder hereby acknowledges and agrees that the Rollover Shares are subject to restrictions on transfer and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws, pursuant to registration or exemption therefrom.

Article 4

Deliveries at the Contribution Closing

Section 4.1. Deliveries by SharedLabs at the Contribution Closing. At the Contribution Closing, SharedLabs shall:

(a)	issue the Rollover Shares to the Rollover Stockholder; and

(b)	deliver to the Rollover Stockholder the Value Assurances Agreement, duly executed by SharedLabs

Section 4.2. Deliveries by the Rollover Stockholder at the Contribution Closing. At the Contribution Closing, the Rollover Stockholder shall deliver to SharedLabs:

(a)	certificate(s) evidencing the Contributed Shares, endorsed in blank (or together with duly executed stock powers in form and substance reasonably satisfactory to SharedLabs); and

(b)	the Value Assurances Agreement, duly executed by the Rollover Stockholder.

Article 5
Conditions to the Contribution Closing

Section 5.1. Conditions to Obligations of SharedLabs. The obligations of SharedLabs to consummate the transactions contemplated hereunder and to take the other actions at the Contribution Closing required by this Agreement are subject to the satisfaction or waiver by SharedLabs of the following conditions:

(a)	The representations and warranties of the Rollover Stockholder set forth in this Agreement shall have been true and correct when made and shall be true and correct as of, and as if made at, the Contribution Closing; and

(b)	The Rollover Stockholder shall have performed all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by the Rollover Stockholder under this Agreement at or prior to the Contribution Closing.

Section 5.2. Conditions to Obligations of the Rollover Stockholder. The obligations of the Rollover Stockholder to consummate the transactions contemplated hereunder and to take the other actions at the Contribution Closing required by this Agreement are subject to the satisfaction or waiver by the Rollover Stockholder of the following conditions:

(a)	The representations and warranties of SharedLabs set forth in this Agreement shall have been true and correct when made and shall be true and correct as of, and as if made at the Contribution Closing; and

(b)	SharedLabs shall have performed all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by SharedLabs under this Agreement at or prior to the Contribution Closing.

Article 6
Piggy-Back Registration Rights

Section 6.1. Notification of Public Offering. SharedLabs shall notify the Rollover Stockholder in writing at least twenty (20) days prior to the filing of any registration statement under Securities Act, in connection with a public offering of shares of the SharedLabs Common Stock (including, but not limited to, registration statements relating to secondary offerings of securities of SharedLabs but excluding any registration statements (i) on Form S-8 (or any successor or substantially similar form), or of any employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan, or a dividend reinvestment plan, (ii) otherwise relating to any employee, benefit plan or corporate reorganization or other transactions covered by Rule 145 promulgated under the Securities Act, or (iii) on any registration form that does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the resale of the Rollover Shares) and will afford the Rollover Stockholder an opportunity to include in such registration statement all or part of the SharedLabs Common Stock held by the Rollover Stockholder. In the event the Rollover Stockholder desires to include in any such registration statement all or any part of the SharedLabs Common Stock held by the Rollover Stockholder, the Rollover Stockholder shall within ten (10) days after the above-described notice from SharedLabs, so notify SharedLabs in writing, including the number of such SharedLabs Common Stock that the Rollover Stockholder wishes to include in such registration statement. If the Rollover Stockholder decides not to include all of its SharedLabs Common Stock and in any registration statement thereafter filed by SharedLabs, the Rollover Stockholder shall nevertheless continue to have the right to include any Rollover Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to the offering of the securities, all upon the terms and conditions set forth herein.

Section 6.2. Order of Registration. Notwithstanding the provisions of Section 6.1, if the managing underwriter or underwriters of any such proposed public offering or private placement advise SharedLabs that the total amount or kind of securities that the Rollover Stockholder, SharedLabs and any other persons intended to be included in such proposed public offering is sufficiently large to adversely affect the success of such proposed public offering or private placement, then the amount or kind of securities to be offered for the various parties wishing to have shares of the Company’s common stock registered shall be included in the following order:

(a)	If SharedLabs proposes to register treasury shares or authorized but unissued shares of its common stock (collectively, “Primary Securities”):

(i)	First, the Primary Securities; and

(ii)	Second, the Rollover Shares requested to be included in such registration statement, together with shares of its common stock that do not constitute Rollover Shares or Primary Securities (“Other Securities”) held by parties exercising similar piggy-back registration rights (or if necessary, such Rollover Shares and Other Securities pro rata among the holders thereof based upon the number of such Rollover Shares and Other Securities requested to be registered by each such holder).

(b)	If the Company proposes to register Other Securities:

(i)	First, the Other Securities requested to be included in such registration by holders exercising demand registration rights; and

(ii)	Second, the Rollover Shares requested to be included in such registration, together with Other Securities held by parties exercising similar piggy-back registration rights (or if necessary, such Rollover Shares and Other Securities pro rata among the holders thereof based upon the number of such Rollover Shares and Other Securities requested to be registered by each such holder).

Anything to the contrary in this Agreement notwithstanding, SharedLabs may withdraw or postpone a registration statement referred to herein at any time before it becomes effective or withdraw, postpone or terminate the offering after it becomes effective without obligation to the Rollover Stockholder.

Section 6.3. Prospectus. In connection with its obligation under this Article 6, SharedLabs will (i) furnish to the Rollover Stockholder without charge, at least one copy of any effective registration statement and any post-effective amendments thereto, including financial statements and schedules, and, if the Rollover Stockholder so requests in writing, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) in the form filed with the SEC; and (ii) deliver to the Rollover Stockholder and the underwriters, if any, without charge, as many copies of the then effective prospectus included in the registration statement, as the same may be amended or supplemented (including such prospectus subject to completion) (the “Prospectus”), and any amendments or supplements thereto as such persons may reasonably request.

Section 6.4. Provision of Information. As a condition to the inclusion of his Rollover Shares, the Rollover Stockholder shall furnish to the Company such information regarding the Rollover Stockholder and the distribution proposed by the Rollover Stockholder as SharedLabs may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 6.5. Suspension of Disposition of Securities. The Rollover Stockholder agrees by acquisition of the Rollover Shares that, upon receipt of any notice from SharedLabs of the happening of any event that, in the good faith judgment of SharedLabs’ Board of Directors, requires the suspension of the Rollover Stockholder’s rights under this Article 6, the Rollover Stockholder will forthwith discontinue disposition of the Rollover Shares pursuant to the then current Prospectus until the Rollover Stockholder is advised in writing by the Rollover Stockholder that the use of the Prospectus may be resumed. If so directed by SharedLabs, on the happening of such event, the Rollover Stockholder will deliver to SharedLabs (at SharedLabs’ expense) all copies, other than permanent file copies then in the Rollover Stockholder’s possession, of the Prospectus covering the Rollover Shares at the time of receipt of such notice.

Section 6.6. Covenants of Rollover Stockholder. The Rollover Stockholder hereby covenants with SharedLabs (i) not to make any sale of the Rollover Shares without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied, and (ii) if such Rollover Shares are to be sold by any method or in any transaction other than on a national securities exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, Nasdaq Capital Market or in the over-the-counter market, in privately negotiated transactions, or in a combination of such methods, to notify SharedLabs at least 5 business days prior to the date on which the Rollover Stockholder first offers to sell any such Rollover Shares.

Section 6.7. Acknowledgment by Rollover Stockholder. The Rollover Stockholder acknowledges and agrees that the Rollover Shares sold pursuant to a registration statement described in this Article 6 are not transferable on the books of SharedLabs unless the stock certificate submitted to the transfer agent evidencing the Rollover Shares is accompanied by a certificate reasonably satisfactory to SharedLabs to the effect that (x) the Rollover Shares have been sold in accordance with such registration statement and (y) the requirement of delivering a current Prospectus has been satisfied.

Section 6.8. Violations of Exchange Act. The Rollover Stockholder shall not take any action with respect to any distribution deemed to be made pursuant to such registration statement that would constitute a violation of Regulation M under the Securities Exchange Act of 1934, as amended, or any other applicable rule, regulation or law.

Section 6.9. Expiration of Registration Statements. Upon the expiration of the effectiveness of any registration statement described in this Article 6, the Rollover Stockholder shall discontinue sales of the Rollover Shares pursuant to such registration statement upon receipt of notice from SharedLabs of SharedLabs’ intention to remove from registration the Rollover Shares covered by such registration statement that remain unsold, and the Rollover Stockholder shall notify SharedLabs of the number of registered Rollover Shares that remain unsold immediately upon receipt of such notice from SharedLabs.

Section 6.10. Registration Not Required for Disposition of Shares. Anything to the contrary contained in this Agreement notwithstanding, when, in the opinion of counsel for SharedLabs, registration of the Rollover Shares is not required by the Securities Act in connection with a proposed sale of such Rollover Shares, such Rollover Shares are not restricted securities, and such shares may to sold to the public without limitation and are eligible to be traded on the principal securities exchange, quotation system or market within the United States of America, if any, on which other securities of SharedLabs of the same class or type are then duly listed or quoted, and all restrictive legends have been removed from any certificates representing the Rollover Shares, then the Rollover Stockholder shall have no rights pursuant to this Article 6. In furtherance and not in limitation of the foregoing, the Rollover Stockholder shall have no rights pursuant to this Article 6 at such time as all of the Rollover Stockholder’s Rollover Shares may be sold to the public without limitation pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for SharedLabs to be in compliance with the current public information requirement under Rule 144(c)(1), as set forth in a written opinion letter to such effect from counsel to SharedLabs, addressed, delivered and reasonably acceptable to the applicable transfer agent and the Rollover Shareholder.

Section 6.11. Covenant of SharedLabs. SharedLabs undertakes to use its best efforts to obtain public listing of the Rollover Shares no later than one hundred and eighty (180) days from the Closing Date. The Rollover Stockholder agrees and understands that such public listing shall be accomplished either through a reverse merger or an initial public offering of the SharedLabs Common Stock, in the sole discretion of SharedLabs.

Article 7
Miscellaneous

Section 7.1. Notices. All notices, requests, demands, claims and other communications (a “Notice”) hereunder shall be in writing, addressed to the intended recipient as set forth below:

If to SharedLabs:	SharedLabs, Inc.
118 W. Adams, Suite 200
Jacksonville, FL 32202
jason@sharedlabs.com
Attn: Jason M. Cory

If to Rollover Stockholder:	Kishore Khandavalli
5520 Monterey Dr.
Frisco, TX 75034

with a copy (not constituting Notice) to:	Gravel & Shea PC
76 St. Paul Street, 7th Floor
P. O. Box 369
Burlington, VT 05402-0369
perly@gravelshea.com
Attn: Peter S. Erly, Esq.

or to such other person, address or number as the party entitled to such Notice shall have specified by notice to the other party given in accordance with the provisions of this Section. Any such Notice shall be deemed duly given on the earliest of: (i) when delivered personally to the recipient; (ii) one (1) business day after being sent to the recipient by reputable overnight courier services (charges prepaid); (iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail; or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.

Section 7.2. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other party; provided, that, SharedLabs may assign or delegate this Agreement or any of its rights, interests or obligations hereunder without such required consent to any of its affiliates, which assignment or delegation shall not relieve SharedLabs of its obligations hereunder.

Section 7.3. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 7.4. Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

Section 7.5. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement regardless of any investigation made by, or on behalf of, any party hereto.

Section 7.6. Amendment and Waiver; Third Party Beneficiary Rights. Subject to applicable Law, any provision of this Agreement hereto may be amended or waived only in a writing signed by all parties hereto. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default. Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective heirs, successors and permitted assigns any right, benefit or remedy under or by reason of this Agreement.

Section 7.7. Entire Agreement. This Agreement, the Stock Purchase Agreement, and the other writings referred to herein or therein or delivered pursuant hereto or thereto constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

Section 7.8. Governing Law and Venue; Waiver of Jury Trial.

(a)	This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, all amendments and supplements hereto and the transactions contemplated hereby, and all actions or proceedings arising out of or relating to this Agreement of any nature whatsoever, shall be construed in accordance with and governed by the domestic substantive laws of the State of Delaware without giving effect to any choice of law or conflicts of law provision or rule that might otherwise cause the application of the domestic substantive laws of any other jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan within the State of New York in connection with any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum or lack of personal jurisdiction in respect of such dispute. Each of the parties hereto agrees that a judgment rendered in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)	Each party hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury in respect of any legal proceeding directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.6(b).

Section 7.9. Interpretation; Construction.

(a)	The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)	The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 7.10. Counterparts. This Agreement may be executed in separate counterparts (including by facsimile), all of which taken together shall constitute one and the same agreement.

Section 7.11. Tax Treatment.

(a)	Unless otherwise required by applicable law, the parties to this Agreement agree to treat the contributions pursuant to this Agreement and the Subscription Agreements as integrated transactions and together as transfers described in Section 351 of the Code and any comparable provision of state or local law.

(b)	Reference is hereby made to that certain Value Assurances Agreement by and between SharedLabs and the Rollover Stockholder dated on or about even date herewith (the “Value Assurances Agreement”). The parties agree that SharedLabs’ issuance, if any, of additional shares of Common Stock to the Rollover Stockholder pursuant to the terms and conditions of the Value Assurances Agreement is intended to be additional consideration for the transaction described in this Agreement, and as such shall be treated as part of the transfer described herein for the purposes of Code Section 351.

(c)	None of the parties to this Agreement will take any position contrary to paragraphs (a) and (b) above on any tax return or otherwise, unless required by applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties, individually or as evidenced by the signature of its Duly Authorized Agent, do hereby execute this Contribution Agreement as of the 30th day of June, 2017.

SHAREDLABS, INC.

By:
Duly Authorized Agent

Kishore Khandavalli

[Signature Page to Contribution Agreement]

Schedule 2.1(b)

Capitalization

Schedule 2.1(g)

Organizational Documents

Schedule 2.1(i)

Taxes

None.